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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 11, 1999



                      APPLE RESIDENTIAL INCOME TRUST, INC.
             (Exact name of registrant as specified in its charter)


       VIRGINIA                    0-23983                    54-1816010
       --------                    -------                    ----------
      (State of                  (Commission                (IRS Employer
    incorporation)               File Number)              Identification No.)


         306 EAST MAIN STREET
          RICHMOND, VIRGINIA                                 23219
         (Address of principal                             (Zip Code)
          executive offices)



               Registrant's telephone number, including area code:
                                 (804) 643-1761





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



                      APPLE RESIDENTIAL INCOME TRUST, INC.

                                    FORM 8-K

                                      Index

                                                                        Page No.
                                                                        --------

Item 2.     Acquisition or Disposition of Assets                            3

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

            a. Independent  Auditors' Report                                7

               Historical  Statement  of Income  and Direct  Operating      8
               Expenses

               Notes to  Historical  Statement  of Income and Direct        9
               Operating Expenses

            b. Pro  Forma  Consolidated Balance  Sheet  as  of  March       10
               31, 1999 (unaudited)

               Pro Forma  Consolidated Statement of Operations for the      11
               Year ended December 31, 1998 (unaudited)

               Pro  Forma  Consolidated Statement  of  Operations  for      13
               the Three Months ended March 31, 1999 (unaudited)

            c. Exhibits

                     10.1     Purchase Contract for Canyon Hills
                              Apartments

                     10.2     Property Management Agreement for
                              Canyon Hills Apartments

                     23.1     Consent of Independent Auditors

Item 2.  Acquisition or Disposition of Assets


                             CANYON HILLS APARTMENTS
                                  Austin, Texas


      On June 11, 1999, Apple REIT Limited Partnership (together with its parent companies, the "Company") purchased the Canyon Hills Apartments, a 229-unit apartment complex having an address of 6307 Bluff Springs Road, Austin, Texas (the "Property").

      The purchase price for the property was $12,150,000. At closing, the Company paid the entire purchase price in cash using proceeds from the sale of its Common Shares. Title to the Property was conveyed to the Company by limited warranty deed. The Seller was Austin/Canyon Hill, Ltd., a Texas limited partnership which is not affiliated with the Company.

      Location. The Property is located on Bluff Springs Road just east of Highway 35 in Austin, Texas, which is the capital of Texas. The following information on Austin is based in part on information provided by the greater Austin Chamber of Commerce.

      The economy of the greater Austin metropolitan area is diversified, with key economic factors being the semiconductor and computer industries, manufacturing, real estate and higher education. The rapid development of the semiconductor and computer industries has been accompanied by rapid developments in the transportation, finance, insurance, communications and utilities capabilities of the area.

      Major employers in the Austin area include Dell Computer, Motorola, IBM, Advanced Micro Devices, and Solectron. The Austin area employs approximately 135,000 government workers. The city's largest employer is the University of Texas, with over 19,000 employees. Additionally, the Bergstrom International Airport employs approximately 11,000 people.

      The Metropolitan Statistical Area that includes Austin had a 1998 population of nearly 1.1 million. Much of the recent population growth in the area is due to relocations from other parts of the country, although the percentage of total population growth represented by relocated persons is expected to decrease over the coming years. Currently, job gains in the Austin metropolitan area are at approximately four percent per year.

      The immediate area surrounding the Property consists of other multi-family and single-family housing, and commercial and retail development. The Property is located near restaurants, shopping, businesses, schools and churches. The Property is an approximately 10-minute drive from the University of Texas and the Texas State Capitol, is an approximately 15-minute drive from Austin's new Bergstrom International Airport and is an approximately 10-minute drive from the Austin central business district.

      Description of the Property. The Property consists of 229 garden-style apartments in 10 two-and three-story buildings on approximately 8.7 acres of land. The Property was constructed in 1996.

      The Property is relatively new, and Cornerstone Realty Income Trust, Inc. (the "Advisor") believes that the Property has been well maintained and is in excellent condition. The Company has budgeted approximately $57,250 for certain minor capital improvements, including minor decorating and additional landscaping.

      The Property offers five different unit types. The unit mix and rents currently being charged new tenants as of June 1999 are as follows:

                                               Approximate Interior
     Quantity              Type                  Square Footage             Monthly Rental
     --------              ----                  --------------             --------------

        78       One bedroom, one bathroom              650                $   625 - 650
        62       One bedroom, one bathroom              716                    655 - 680
        20       One bedroom, one bathroom              755                    695 - 715
        30       Two bedrooms, one bathroom             978                    825 - 860
        39       Two bedrooms, two bathrooms          1,116                    905 - 940


      The apartments provide a combined total of approximately 183,000 square feet of net rentable area.

      Leases at the Property are for terms of one year or less. Average rental rates for the last five years have generally increased. As an example, a two-bedroom, two-bathroom apartment unit (1,116 square feet) rented for $910 in 1996, $930 in 1997, and $930 in 1998. The average effective annual rental per square foot at the Property for 1996, 1997 and 1998 was $10.80, $11.03 and $11.03, respectively.

      The buildings  are wood frame  construction  with a combination  of Austin
Cream   Limestone   and   cementitous   siding   over   gypsum   sheeting   with
fiberglass-asphalt composition shingles.

      The amenities at the Property consist of an outdoor split-level swimming pool with a waterfall and Jacuzzi, a children's pool, a business center, a fitness center, a laundry facility and a controlled-access gate. The Property also has a clubhouse that includes a kitchen, conference room and a leasing office. There is ample paved parking for residents and there are 100 covered car ports.

      All units have wall-to-wall carpeting in the living areas, ceramic tile entry ways and vinyl floors in the kitchens and baths. Each apartment unit has a cable television hook-up and an individually controlled heating and air conditioning unit. Each kitchen has a refrigerator/ freezer with ice maker, electric range and oven, microwave, dishwasher and garbage disposal.

All apartment units have nine-foot crown-molded ceilings, a ceiling fan in the master bedroom, French doors, mini-blinds and outside storage. Also, certain select units have full-sized washer/dryer connections, built-in entertainment centers, garden tubs, his and her sinks, linen closets and wood-burning fireplaces with mantles and tile hearths. The owner of the property pays for cold water, sewer service and trash removal. The tenants are responsible for their electricity usage, which includes hot water, cooking, lighting, heating and air conditioning.

      There are at least six apartment properties that compete with the Property. All offer similar amenities and have rents that are generally comparable to those of the Property. Based on a recent telephone survey, the Advisor estimates that occupancy at nearby competing projects now averages approximately 95%.

      According to information provided by the Seller, physical occupancy at the Property averaged 56% in 1996 (the year of completion of construction), 89% in 1997 and 93% in 1998. On May 27, 1999, the Property was 97% occupied. Tenants are principally a mix of professionals and students.

      The following table sets forth the 1998 real estate tax information on the
Property:

        Jurisdiction                   Assessed Value        Tax Rate            Tax
        ------------                   --------------        --------            ---
Austin City and Travis County            $11,908,000         $2.51040        $298,938.43


      The basis of the depreciable residential real property portion of the Property (currently estimated at about $10,847,657) will be depreciated over
27.5 years on a straight-line basis. The basis of the personal property portion will be depreciated in accordance with the modified accelerated cost recovery system of the Internal Revenue Code. Amounts to be spent by the Company on repairs and improvements will be treated for tax purposes as permitted by the Internal Revenue Code based on the nature of the expenditures.

      The Company believes that the Property is and will continue to be adequately covered by property and liability insurance.

      Material Factors Considered in Assessing the Property. The factors considered by the Advisor and the Company to be relevant in evaluating the Property for acquisition by the Company included the following:

            1. The Austin area generally and the specific area in which the Property is located are perceived as being characterized by a diverse and rapidly developing economy. Accordingly, it is believed such economy and its anticipated growth and development will support stable occupancy rates and reasonable increases in rents at the Property.

            2. The Property was constructed in 1996 and is therefore relatively new and in excellent condition.

            3.  The  Property  is   conveniently   located  near  several  major
      employers.

      The Company is not aware of any material adverse factors relating to the Property not set forth in this report that would cause the financial information contained in this report not to be necessarily indicative of future operating results.

      Acquisition and Management Services and Fees. In consideration of services rendered to the Company in connection with the selection and acquisition of the Property, the Company paid Cornerstone Realty Income Trust, Inc. a property acquisition fee of $243,000. Cornerstone Realty Income Trust, Inc. will serve as property manager for the Property and for its services will be paid by the Company a monthly management fee equal to 5% of the gross revenues of the Property.

                          INDEPENDENT AUDITORS' REPORT


The Board of Directors
Apple Residential Income Trust, Inc.
Richmond, Virginia


         We have audited the accompanying statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Canyon Hills Apartments located in Austin, Texas for the twelve month period ended May 31, 1999. This statement is the responsibility of the management of Canyon Hills Apartments. Our responsibility is to express an opinion on this statement based on our audit.

         We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement. We believe that our audit provides a reasonable basis for our opinion.

         The accompanying statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in a filing by Apple Residential Income Trust, Inc.) and excludes material expenses, described in Note 2 to the statement, that would not be comparable to those resulting from the proposed future operations of the property.

         In our opinion, the statement referred to above presents fairly, in all material respects, the income and direct operating expenses of Canyon Hills Apartments (as defined above) for the twelve month period ended May 31, 1999, in conformity with generally accepted accounting principles.

                                        /s/ L.P. Martin & Co., P.C.




Richmond, Virginia
June 18, 1999

                             CANYON HILLS APARTMENTS

         STATEMENT OF INCOME AND DIRECT OPERATING EXPENSES EXCLUSIVE OF
                   ITEMS NOT COMPARABLE TO THE PROPOSED FUTURE
                           OPERATIONS OF THE PROPERTY

                     TWELVE MONTH PERIOD ENDED MAY 31, 1999


INCOME
   Rental and Other Income                                      $   1,800,833
                                                                -------------

DIRECT OPERATING EXPENSES
   Administrative and Other                                           248,191
   Insurance                                                           28,342
   Repairs and Maintenance                                            184,855
   Taxes, Property                                                    298,938
   Utilities                                                           49,823
                                                                -------------

           TOTAL DIRECT OPERATING EXPENSES                            810,149
                                                                -------------

           Operating income exclusive of items not
           comparable to the proposed future operations
           of the property                                      $     990,684
                                                                =============








See accompanying notes to the financial statements.

                             CANYON HILLS APARTMENTS

         NOTES TO THE STATEMENT OF INCOME AND DIRECT OPERATING EXPENSES
            EXCLUSIVE OF ITEMS NOT COMPARABLE TO THE PROPOSED FUTURE
                           OPERATIONS OF THE PROPERTY

                     TWELVE MONTH PERIOD ENDED MAY 31, 1999


NOTE 1 - ORGANIZATION

Canyon Hills Apartments is a 229 unit garden style apartment  complex located on
8.73 acres in Austin, Texas. The assets comprising the property were owned by Austin/Canyon Hills, Ltd., an entity unaffiliated with Apple Residential Income Trust, Inc., during the financial statement period. Apple Residential Income Trust, Inc. purchased the property June 11, 1999.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue  and  Expense  Recognition  -  The  accompanying   statement  of  rental
operations has been prepared using the accrual method of accounting. In accordance with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission, the statement of income and direct operating expenses excludes interest and non rent related income and expenses not considered comparable to those resulting from the proposed future operations of the property. Excluded expenses are property depreciation, amortization and management fees.

Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Repairs and Maintenance - Repairs and maintenance costs are expensed as incurred, while significant improvements, renovations and replacements are capitalized.

Advertising - Advertising costs are expensed in the period incurred.

PRO FORMA CONSOLIDATED BALANCE SHEET AS OF MARCH 31, 1999 (UNAUDITED)


The accompanying Unaudited Pro Forma Consolidated Balance Sheet as of March 31, 1999, is presented as if the Company had owned the properties included in the table below as of March 31, 1999.

In the opinion of management all adjustments necessary to reflect the effects of the Offering have been made.

The Unaudited Pro Forma Consolidated Balance Sheet is presented for comparative purposes only and is not necessarily indicative of what the actual financial position of the Company would have been at March 31, 1999, nor does it purport to represent the future financial position of the Company. This Unaudited Pro Forma Consolidated Balance Sheet should be read in conjunction with, and is qualified in its entirety by, the Company's respective historical financial statements and notes thereto.




                                                                   Canyon
                                                Historical          Hills
                                                  Balance          Pro Forma           Total
                                                   Sheet         Adjustments         Pro Forma
                                                ----------       -----------         ----------
Assets                                                               6/11/99
Investment in rental property:
Land                                          $  42,150,935     $  1,239,300      $ 43,390,235
Buildings and property improvements             217,067,397       11,153,700       228,221,097
Furniture and fixtures                            3,781,247                -         3,781,247
                                             --------------     ------------      -------------

                                                262,999,579       12,393,000       275,392,579
Less accumulated depreciation                   (9,999,170)                -       (9,999,170)
                                             --------------     ------------      -------------
                                                253,000,409       12,393,000       265,393,409

Cash and cash equivalents                        45,705,746     (12,393,000)        33,312,746
Prepaid expenses                                    198,152               -            198,152
Other assets                                      5,264,649               -          5,264,649
                                             --------------     ------------      -------------
     Total Assets                             $ 304,168,956        $      -      $ 304,168,956
                                             ==============     ============      =============

Liabilities and Shareholders' Equity

Mortgage notes payable                        $  32,038,329               -       $ 32,038,329
Accounts payable                                  2,445,788               -          2,445,788
Accrued expenses                                  1,956,577               -          1,956,577
Rents received in advance                            50,922               -             50,922
Tenant security deposits                            877,096               -            877,096
                                             --------------     ------------      -------------
     Total Liabilities                           37,368,712               -         37,368,712

Shareholders' Equity

Common stock                                    271,283,376               -        271,283,376
Class B convertible stock                            20,000               -             20,000
Net income less than distributions               (4,503,132)              -         (4,503,132)
                                             --------------     ------------      -------------
Total Shareholders' Equity                    $ 266,800,244         $     -      $ 266,800,244
                                             --------------     ------------      -------------
Total Liabilities and Shareholders' Equity    $ 304,168,956         $     -      $ 304,168,956
                                             ==============     ============      =============

Notes to Pro Forma Balance Sheet

Pro Forma adjustments represent the purchase price of the related property, including the 2% acquisition fee to Cornerstone Realty Income Trust, Inc. or affiliate allocated between land and building.

Adjustments to cash reflect the use of cash on hand to purchase properties.

PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 1998 (UNAUDITED)


The Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 1998, is presented as if the 16 property acquisitions during 1998 and 3 property acquisitions in 1999 had occurred on January 1, 1998. The Unaudited Pro Forma Consolidated Statement of Operations assumes the Company qualifying as a REIT, distributing at least 95% of its taxable income, and, therefore, incurring no federal income tax liability for the period presented. In the opinion of management, all adjustments necessary to reflect the effects of these transactions have been made.

The Unaudited Pro Forma Consolidated Statement of Operations is presented for comparative purposes only and is not necessarily indicative of what the actual results of the Company would have been for the year ended December 31, 1998, if the acquisitions had occurred at the beginning of the period presented, nor does it purport to be indicative of the results of operations in future periods. The Unaudited Pro Forma Consolidated Statement of Operations should be read in conjunction with, and is qualified in its entirety by, the Company's respective historical financial statements and notes thereto.

                                                         Historical             1998                               Pro Forma
                                                        Statement of        Acquisitions       Pro Forma          Before 1999
                                                         Operations       Adjustments (G)     Adjustments         Acquisitions
                                                        ------------      ---------------     -----------         ------------
Revenue:
   Rental income                                         $30,764,904        $  12,107,074               -         $ 42,871,978

Expenses:
   Property and maintenance                                8,819,809            4,101,546               -           12,921,355
   Taxes and insurance                                     4,453,177            1,586,415               -            6,039,592
   Property management                                     1,685,713                    -      $  662,496  (A)       2,348,209
   General and administrative                                799,732                    -         138,849  (B)         938,581
   Amortization expense                                       38,758                    -               -               38,758
   Depreciation of rental property                         5,788,476                    -       2,074,177  (C)       7,862,653

Total expenses                                            21,585,665            5,687,960       2,875,522           30,149,148

Income before interest income (expense)                    9,179,239            6,419,114     (2,875,522)           12,722,830

Interest income                                            1,638,544                    -       (602,009)   (F)      1,036,535
Interest expense                                           (737,875)                    -       (847,327)   (D)    (1,585,202)

Net income                                               $10,079,908            6,419,114     (4,324,858)         $ 12,174,163

Earnings per common share:
   Basic and Diluted                                       $    0.51

Basic and diluted weighted average common
 shares outstanding                                       19,910,408                            4,887,573  (E)      24,797,981
                                                                                                                   ===========


                                            Sierra            Grayson              Canyon
                                              Ridge             Square               Hills
                                            Pro Forma          Pro Forma           Pro Forma         Pro Forma          Total
                                           Adjustments        Adjustments         Adjustments       Adjustments       Pro Forma
                                           -----------        -----------         -----------       -----------       ---------
                                              1/5/99             2/1/99             6/11/99
Revenue:
   Rental income                          $1,192,111         $1,514,932          $1,800,833                -         $47,379,854

Expenses:
   Property and maintenance                  534,083            519,501             482,869                -          14,457,808
   Taxes and insurance                       148,050            192,683             327,280                -           6,707,605
   Property management                             -                  -                   -       $  245,164 (A)       2,593,373
   General and administrative                      -                  -                   -           51,827 (B)         990,408
   Amortization expense                            -                  -                   -                -              38,758
   Depreciation of rental property                 -                  -                   -          918,827 (C)       8,781,480
                                             -------            -------             -------       ----------          ----------
Total expenses                               682,133            712,184             810,149        1,215,818          33,569,431
                                             -------            -------             -------       ----------          ----------

Income before interest income (expense)      509,978            802,748             990,684       (1,215,818)         13,810,423

Interest income                                    -                  -                   -       (1,036,535)(F)               -
Interest expense                                   -                  -                   -         (454,881)(D)      (2,040,083)
                                             -------            -------             -------       ----------          ----------

Net income                                   509,978            802,748             990,684       (2,707,234)       $ 11,770,340
                                                                                                                    ============
Earnings per common share:
   Basic and Diluted                                                                                                $       0.47
                                                                                                                    ============

Basic and diluted weighted average
common shares outstanding                                                                                             24,797,981
                                                                                                                    ============


(A) Represents the property management fees of 5% of rental income and processing costs equal to $2.50 per apartment per month charged by the external management company for the period not owned by the Company.

(B) Represents the advisory fee of .25% of accumulated capital contributions under the "best efforts" offering for the period of time not owned by the Company.

(C) Represents the depreciation expense of the properties acquired based on the purchase price, excluding amounts allocated to land, for the period of time not owned by the Company. The weighted average life of the property depreciated was 27.5 years.

(D) Represents the interest expense for 5 of the 1998 property acquisitions and 1 of the 1999 property acquisitions for the period in which the properties were not owned, interest was computed based on market interest rates of 6.5% on mortgage debt of $31.2 million that was assumed at acquisition.

(E) Represents additional common shares assuming the properties were acquired on January 1, 1998 with the net proceeds from the "best efforts" offering of $10 per share (net $8.90 per share).

(F) Represents reduction of interest income associated with $35.2 million of cash used to purchase properties at an interest rate of 5%.

(G)  See following table for details.

PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS FOR THE YEAR ENDED
DECEMBER 31, 1998 (UNAUDITED)

The following schedule provides detail of 1998 acquisitions by property included in the Pro Forma Consolidated Statement of Operations for the year ended December 31, 1998.


                                                                      Copper                     Summer        Park      Cottonwood
                                          Main Park    Timberglen    Crossing   Silverbrook I     Tree       Village      Crossing
                                          Pro Forma    Pro Forma    Pro Forma     Pro Forma    Pro Forma    Pro Forma    Pro Forma
                                         Adjustments  Adjustments  Adjustments   Adjustments  Adjustments  Adjustments  Adjustments
                                         -----------  -----------  -----------  ------------- -----------  -----------  -----------
Date of Acquisition                         2/4/98      2/13/98      3/31/98       5/8/98        6/1/98       7/1/98       7/9/98

Revenue
     Rental income                       $ 122,458    $ 162,912    $ 228,612    $ 876,661     $ 505,033    $ 641,049    $ 565,147

Expenses:
     Property and maintenance               44,674       39,814      147,405      308,738       202,428      224,466      216,861
     Taxes and insurance                    18,797       21,513       29,927       98,600        63,114       79,850       74,067
     Property management                         -            -            -            -             -            -            -
     Property management fee                     -            -            -            -             -            -            -
     General and administrative                  -            -            -            -             -            -            -
     Amortization expense                        -            -            -            -             -            -            -
     Depreciation of rental property             -            -            -            -             -            -            -
                                          --------    ---------     --------    ---------     ---------    ---------    ---------
Total expenses                              63,471       61,327      177,332      407,338       265,542      304,316      290,928

Income before interest income (expense)     58,987      101,585       51,280      469,323       239,491      336,733      274,219
Interest income                                  -            -            -            -             -            -            -
Interest expense                                 -            -            -            -             -            -            -
                                          --------    ---------     --------    ---------     ---------    ---------    ---------
Net income                                $ 58,987    $ 101,585     $ 51,280    $ 469,323     $ 239,491    $ 336,733    $ 274,219


                                                              Pace's                                Grayson
                                          Silverbrook II      Point      Devonshire    Newport     Square II
                                             Pro Forma      Pro Forma    Pro Forma    Pro Forma    Pro Forma
                                            Adjustments    Adjustments  Adjustments  Adjustments  Adjustments
                                          --------------   -----------  -----------  -----------  -----------
Date of Acquisition                            7/24/98       7/17/98      7/17/98      7/24/98       7/24/98

Revenue
     Rental income                           $ 536,970    $1,167,372    $ 534,027    $ 686,911    $1,046,462

Expenses:
     Property and maintenance                  188,406       349,407      156,111      235,111       284,868
     Taxes and insurance                        61,559       143,119       75,941      109,875       133,916
     Property management                             -             -            -            -             -
     Property management fee                         -             -            -            -             -
     General and administrative                      -             -            -            -             -
     Amortization expense                            -             -            -            -             -
     Depreciation of rental property                 -             -            -            -             -
                                             ---------     ---------    ---------    ---------    ----------
Total expenses                                 249,965       492,526      232,052      344,986       418,784

Income before interest income (expense)        287,005       674,846      301,975      341,925       627,678
Interest income                                      -             -            -            -             -
Interest expense                                     -             -            -            -             -
                                             ---------     ---------    ---------    ---------    ----------
Net income                                   $ 287,005     $ 674,846    $ 301,975    $ 341,925    $  627,678



                                            Estrada       Cutter's       Burney     Courts on
                                              Oaks         Point          Oaks     Pear Ridge
                                           Pro Forma      Pro Forma     Pro Forma    Pro Forma        Total
                                           Adjustment    Adjustments   Adjustments  Adjustments     Pro Forma
                                           ----------   -----------   -----------  -----------    ------------
Date of Acquisition                         7/27/98       10/29/98      10/28/98     11/17/98                -

Revenue
     Rental income                        $ 962,727     $1,217,238    $1,309,756   $1,543,739      $12,107,074

Expenses:
     Property and maintenance                281,613       430,131       472,141      519,372        4,101,546
     Taxes and insurance                     124,830       146,572       180,438      224,297        1,586,415
     Property management                           -             -             -            -                -
     Property management fee                       -             -             -            -                -
     General and administrative                    -             -             -            -                -
     Amortization expense                          -             -             -            -                -
     Depreciation of rental property               -             -             -            -                -
                                            --------     ---------     ---------    ---------      -----------
Total expenses                               406,443       576,703       652,579      743,669        5,687,960

Income before interest income (expense)      556,284       640,536       657,177      800,070        6,419,114
Interest income                                    -             -             -            -                -
Interest expense                                   -             -             -            -                -
                                            --------     ---------     ---------    ---------      -----------
Net income                                  $556,284     $ 640,536     $ 657,177    $ 800,070      $ 6,419,114

PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS FOR THE THREE MONTH PERIOD ENDED MARCH 31, 1999 (UNAUDITED)


The Unaudited Pro Forma Consolidated Statement of Operations for the three month period ended March 31, 1999, is presented as if 2 of the 4 property acquisitions during 1999 had occurred on January 1, 1999. The Company acquired Sierra Ridge on January 5, 1999. The property's operations for the period not owned are not included in the pro forma adjustments since the impact to these pro-formas would be immaterial. In addition, audited financial statements were not available for Hunters Creek purchased in April 1999.

The Unaudited Pro Forma Consolidated Statement of Operations assumes the Company qualifying as a REIT, distributing at least 95% of its taxable income, and, therefore, incurring no federal income tax liability for the period presented. In the opinion of management, all adjustments necessary to reflect the effects of these transactions have been made.

The Unaudited Pro Forma Consolidated Statement of Operations is presented for comparative purposes only and is not necessarily indicative of what the actual results of the Company would have been for the three month period ended March 31, 1999, if the acquisitions had occurred at the beginning of the period presented, nor does it purport to be indicative of the results of operations in future periods. The Unaudited Pro Forma Consolidated Statement of Operations should be read in conjunction with, and is qualified in its entirety by, the Company's respective historical financial statements and notes thereto.

                                                                      Grayson        Canyon
                                                    Historical         Square         Hills
                                                   Statement of      Pro Forma      Pro Forma        Pro Forma            Total
                                                    Operations      Adjustments    Adjustments      Adjustments         Pro Forma
                                                   ------------     -----------    -----------      -----------        -----------
                                                                         2/1/99        6/11/99
Revenue:
   Rental income                                    $11,416,283      $  126,244     $  450,208               -         $11,992,735

Expenses:
   Property and maintenance                           2,812,974          43,292        120,717               -           2,976,983
   Taxes and insurance                                1,680,693          16,057         81,820               -           1,778,570
   Property management                                  622,695               -                     $   31,040 (A)         653,735
   General and administrative                           187,278               -                          8,247 (B)         195,525
   Amortization expense                                 126,544               -                              -             126,544
   Depreciation of rental property                    2,330,543               -                        127,985 (C)       2,458,528
                                                    -----------       ---------      ---------        ---------           ---------
Total expenses                                        7,760,727          59,349        202,537         167,272           8,189,885

Income before interest income (expense)               3,655,556          66,895        247,671        (167,272)          3,802,850


Interest income                                         388,121               -              -        (164,931)(E)         223,190
Interest expense                                       (402,995)              -              -         (37,907)(D)        (440,902)
                                                    -----------       ---------      ---------        ---------           ---------
Net income                                          $ 3,640,682          66,895        247,671        (370,109)        $ 3,585,139
                                                    ===========                                                        ===========

Earnings per common share:
   Basic and Diluted                                $      0.12                                                         $     0.12
                                                    ===========                                                        ===========
Basic and diluted weighted average
  common shares outstanding                          29,243,930                                              -           29,243,930
                                                    ===========                                       ========         ===========


(A) Represents the property management fees of 5% of rental income and processing costs equal to $2.50 per apartment per month charged by the external management company for the period not owned by the Company.

(B) Represents the advisory fee of .25% of accumulated capital contributions under the "best efforts" offering for the period of time not owned by the Company.

(C) Represents the depreciation expense of the properties acquired based on the purchase price, excluding amounts allocated to land, for the period of time not owned by the Company. The weighted average life of the property depreciated was 27.5 years.

(D) Represents the interest expense on mortgage debt for Grayson Square for the period not owned during the three months period ended March 31, 1999, interest was computed based on interest rates on the properties mortgage debt that was assumed at acquisition.

(E) Represents reduction of interest income associated with $14.8 million of cash used to purchase properties at an interest rate of 5%.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 Apple Residential Income Trust, Inc.


Date: June 28, 1999              By   /s/ Glade M. Knight
                                      ----------------------------------------
                                      Glade M. Knight, Chief Executive Officer

                                  EXHIBIT INDEX


                      Apple Residential Income Trust, Inc.

                          Form 8-K dated June 11, 1999



Exhibit Number          Exhibit
--------------          -------


    10.1         Purchase Contract for
                 Canyon Hills Apartments

    10.2         Property Management Agreement
                 for Canyon Hills Apartments

    23.1         Consent of Independent Auditors